UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2012

PERRIGO COMPANY
(Exact Name of Registrant as Specified in Charter)

MICHIGAN	0-19725	38-2799573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan	49010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (269) 673-8451

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

See description below in Item 2.03.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2012, the Credit Agreement dated October 26, 2011, among Perrigo Company (the "Company") and certain of its subsidiaries, JPMorgan Chase Bank N.A., as Administrative Agent, certain other participant banks, and the lender parties therein listed (the “2011 Credit Agreement”) was amended to: (i) provide that guaranties and collateral required under the 2011 Credit Agreement will be released by the lenders upon the Company attaining index debt ratings of BBB- from Standard and Poor's and Baa3 from Moody's, or higher, and if the guaranties and collateral have been released, to provide for their reinstatement for the benefit of the lenders upon the Company receiving index debt ratings of BB+ from Standard and Poor's and Ba1 from Moody's, or lower; (ii) extend the final maturity date of the term loan and any revolving loans under the 2011 Credit Agreement from November 3, 2016, to November 3, 2017, with no changes to loan pricing or other terms and conditions except the triggering events for release and reinstatement of guaranties and collateral as described above; and (iii) restore the aggregate term loan commitments to the original $400,000,000 notwithstanding the $40,000,000 amortization payment that was repaid by the Company prior to the effective date of the amendment.

ITEM 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1
Second Amendment, dated November 20, 2012, to the Credit Agreement dated October 26, 2011, among Perrigo Company and certain of its subsidiaries, JPMorgan Chase Bank N.A., as Administrative Agent, certain other participant banks, and the lender parties therein listed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)

Date: November 21, 2012                By:

/s/ Judy L. Brown
Judy L. Brown
Executive Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

10.1
Second Amendment, dated November 20, 2012, to the Credit Agreement dated October 26, 2011, among Perrigo Company and certain of its subsidiaries, JPMorgan Chase Bank N.A., as Administrative Agent, certain other participant banks, and the lender parties therein listed.